                                                                   EXHIBIT 99.2













                               MARKETING MATERIALS






                                       FOR







                             BANK MUTUAL CORPORATION

                             BANK MUTUAL CORPORATION


                                TABLE OF CONTENTS




CORRESPONDENCE

Letter to Mutuals' Voting Record Date Depositors (eligible to vote and buy) "Closed Account" Letter (eligible to buy, not vote)
Potential Investor Letter (Community, Call-Ins)
Ryan, Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Proxygram for Plan of Restructuring
Stockgram Card


ADVERTISEMENTS

Tombstone Newspaper Advertisement (optional)
Lobby Poster - Vote
Lobby Poster - Offering (optional)


BROCHURES

Q&A


FORMS

Stock Order Form
Bank Statement Vote Reminder
Plan Request Card

---------------
NOTE:  Community informational meetings are not currently anticipated.

LETTER TO CURRENT DEPOSITORS
[MUTUAL SAVINGS BANK LETTERHEAD]



Dear Customer:

It is my pleasure to inform you of exciting changes at Mutual Savings Bank. Our Bank will restructure into the mutual holding company form of organization, and we will acquire First Northern Savings Bank, headquartered in Green Bay, Wisconsin.

As part of the restructuring, Bank Mutual Corporation, Mutual Savings' newly-formed parent company, is conducting its initial public offering of shares of common stock, at $10 per share. AS AN ELIGIBLE MUTUAL SAVINGS DEPOSITOR, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY BANK MUTUAL COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE PUBLIC.

The corporate restructuring is being conducted pursuant to a Plan of Restructuring. We have received conditional regulatory approval of our Plan, but we must also receive the approval of our depositors. YOUR VOTE IS IMPORTANT. The enclosed Proxy Statement describes the Plan and the business reasons for the change in corporate structure. PLEASE VOTE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THE CARD(S) TO US PROMPTLY, USING THE ENCLOSED PROXY REPLY ENVELOPE. Please vote whether or not you intend to purchase stock. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

Please note that:

o There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our Bank due to the restructuring.

o Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation up to $100,000 per depositor.

o Mutual Savings Bank's name will not change. Our management and staff will continue to serve you in the same offices.

o We expect that First Northern Savings will retain its name and operate separately from Mutual Savings following the acquisition.

o The First Northern Savings franchise will expand our presence into growing northeastern Wisconsin markets and, over time, will result in improved products and services for our customers.

o The mutual holding company corporate structure will increase our operating flexibility and allow us to continue to be independent and community-oriented.




                                                                        (over)

[LETTER TO CURRENT DEPOSITORS - CONTINUED]




Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and acquisition. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m. Central Time, on _______, 2000.

After the offering is completed, our stock will be quoted on the Nasdaq National Market, under symbol "BKMU".

If you have questions regarding voting or the offering, refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at the number below.


Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                                   QUESTIONS?
               Call our Stock Information Center at (800) 580-0029
           9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday
     Located at our executive offices, 4949 West Brown Deer Road, Milwaukee

LETTER TO POTENTIAL INVESTORS (NON-DEPOSITORS)
[BANK MUTUAL LETTERHEAD]

Dear Friend:

It is my pleasure to inform you of an investment opportunity. Bank Mutual Corporation, newly-formed parent company of Mutual Savings Bank, is conducting its initial public offering of shares of its common stock, at $10 per share. Additional shares of Bank Mutual common stock also will be issued as consideration in connection with our anticipated acquisition of First Northern Capital Corp. and its subsidiary, First Northern Savings Bank.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and acquisition. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m. Central Time, on _______, 2000.

At June 30, 2000, Mutual Savings had assets of $1.8 billion and equity of $167.6 million. Our 51 branches are located primarily in southeastern, south central and western Wisconsin. At June 30, 2000, First Northern Capital Corp. had consolidated assets of $_____ million and equity of $____ million. First Northern Savings Bank's 19 branches are located in northeastern Wisconsin. The First Northern Savings franchise will expand our presence into a contiguous, growing market area. We expect that First Northern Savings will retain its name and operate separately from Mutual Savings following the acquisition.

After the offering is completed, our stock will be quoted on the Nasdaq National Market, under symbol "BKMU". If you have questions regarding the offering, refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at the number below.

Sincerely,

Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
--------------------------------------------------------------------------------
                                   QUESTIONS?
               Call our Stock Information Center at (800) 580-0029
           9:00 a.m. to 4:00 p.m. Central Time, Monday through Friday
     Located at our executive offices, 4949 West Brown Deer Road, Milwaukee

LETTER TO CLOSED ACCOUNTS (CAN BUY, NOT VOTE)
[BANK MUTUAL LETTERHEAD]




Dear Friend:

It is my pleasure to inform you of an investment opportunity. Bank Mutual Corporation, newly-formed parent company of Mutual Savings Bank, is conducting its initial public offering of shares of its common stock, at $10 per share. Additional shares of Bank Mutual common stock also will be issued as consideration in connection with our anticipated acquisition of First Northern Capital Corp. and its subsidiary, First Northern Savings Bank.

AS A MUTUAL SAVINGS DEPOSITOR ON EITHER JANUARY 31, 1999 OR JUNE 30, 2000, WHOSE ACCOUNT WAS SUBSEQUENTLY CLOSED, YOU HAVE THE RIGHT, BUT NO OBLIGATION, TO BUY COMMON STOCK IN THE OFFERING, BEFORE IT IS OFFERED FOR SALE TO THE GENERAL PUBLIC.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering and acquisition. If you are interested in purchasing shares of stock, complete the enclosed Stock Order Form and return it, with full payment, in the return envelope provided. Stock Order Forms must be received prior to 10:00 a.m. Central Time, on _______, 2000.

At June 30, 2000, Mutual Savings had assets of $1.8 billion and equity of $167.6 million. Our 51 branches are located primarily in southeastern, south central and western Wisconsin. At June 30, 2000, First Northern Capital Corp. had consolidated assets of $____ million and equity of $____ million. First Northern Savings Bank's 19 branches are located in northeastern Wisconsin. The First Northern Savings franchise will expand our presence into a contiguous, growing market area. We expect that First Northern Savings will retain its name and operate separately from Mutual Savings following the acquisition.











                                                                          (over)

[LETTER TO CLOSED ACCOUNTS - CONTINUED]


After the offering is completed, our stock will be quoted on the Nasdaq National Market, under symbol "BKMU".

If you have questions regarding the offering, please refer to the enclosed Questions & Answers Brochure, or call our Stock Information Center at the number below.


Sincerely,


Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------
                                   QUESTIONS?
               Call our Stock Information Center at (800) 580-0029
           9:00 a.m. to 4:00 p.m. Central Time, Monday through Friday
     Located at our executive offices, 4949 West Brown Deer Road, Milwaukee

STOCK ORDER ACKNOWLEDGEMENT LETTER
[BANK MUTUAL LETTERHEAD]


Date

                                                             Batch No.: ________
                                                             Order No.:  _______
[imprinted with name & address of subscriber]

Dear Subscriber:

This letter is to confirm that we have received your order and payment for shares of Bank Mutual Corporation common stock. Please check the following carefully to verify that your order information is correctly reflected in our records:

STOCK REGISTRATION:                         Name1
-------------------
                                            Name2
                                            Street1
                                            Street2
                                            City, State, Zip
SOCIAL SECURITY/TAX ID NO.:                 xxx-xx-xxxx
---------------------------
SHARES ORDERED:                             xxx shares
---------------

If any of this information does not agree with your records, please contact our Stock Information Center at the number below.

Please note that, although the offering period ends at 10:00 a.m. Central Time, on _____, 2000, we are required to receive final regulatory approval before stock certificates can be mailed or trading in the stock can begin. This approval may not occur until two or three weeks after the _____rd offering deadline. We appreciate your patience.

THIS LETTER IS AN ACKNOWLEDGMENT THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT IS NOT A GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. IF WE RECEIVE ORDERS FOR MORE SHARES OF STOCK THAN ARE AVAILABLE, SHARES WILL BE ALLOCATED ON A PRIORITY BASIS, AS DESCRIBED IN OUR PROSPECTUS DATED _______, 2000, BEGINNING ON PAGE _.

Thank you for your interest in Bank Mutual Corporation.

--------------------------------------------------------------------------------
                                   QUESTIONS?
   Call our Stock Information Center at (800) 580-0029, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Central Time.
--------------------------------------------------------------------------------

---------------
NOTE:  Mailed by Stock Information Center.

STOCK CERTIFICATE MAILING LETTER
[BANK MUTUAL LETTERHEAD]



Dear Stockholder:

I would like to welcome you as a stockholder of Bank Mutual Corporation. A total of ___________ shares were purchased by investors at $10 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact our Transfer Agent:

                                    BY MAIL:
                    [INSERT NAME & ADDRESS OF TRANSFER AGENT]

                                  OR BY PHONE:
             [INSERT TRANSFER AGENT INVESTOR RELATIONS PHONE NUMBER]

If the original stock certificate must be forwarded for reissue, we recommend that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive stockholder communications.

If you paid for your shares by check or money order, you have received, or soon will receive, a check representing interest earned on your funds. Interest payments were calculated at Mutual Savings Bank's passbook savings rate (___ %) from the date your funds were received until ________, 2000. If you paid for your shares by authorizing a withdrawal from a Mutual Savings Bank deposit account, that withdrawal has now been made. Interest was earned at your account's contractual rate and credited to your account to the date of withdrawal.

We also have completed the acquisition of First Northern Savings Bank, which expands our presence in growing northeastern Wisconsin.

Thank you for participating in our stock offering. We look forward to a prosperous future together.

Sincerely,



Michael T. Crowley, Jr.
Chairman and Chief Executive Officer

---------------
NOTE:  Mailed by transfer agent, with stock certificate.

BRANCH LOBBY POSTER - VOTE



                          HAVE YOU CAST YOUR VOTE YET?





               We would like to remind depositors to mail in their
                 Proxy Card(s), voting on Mutual Savings Bank's
                             Plan of Restructuring.


                  IF YOU HAVE QUESTIONS ABOUT VOTING, CALL OUR
              INFORMATION CENTER AT (800) 580-0029, MONDAY THROUGH
                         FRIDAY, 9:00 A.M. TO 4:00 P.M.


The restructuring is a change to our corporate form of organization. It will not result in changes to our branches or staff or to your account relationships with us. Your deposit accounts will continue to be insured by the FDIC up to applicable amounts for each depositor.


     Voting does not obligate you to purchase stock in our stock offering.


                           MUTUAL SAVINGS BANK [LOGO]


THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

BRANCH LOBBY POSTER - STOCK OFFERING  (OPTIONAL)




                         BANK MUTUAL CORPORATION [LOGO]
                    (HOLDING COMPANY FOR MUTUAL SAVINGS BANK)



                             UP TO 7,178,464 SHARES
                                  COMMON STOCK


                                  $10 PER SHARE
                                 PURCHASE PRICE



                 WE ARE CONDUCTING AN OFFERING OF COMMON STOCK!


                       THIS OFFERING EXPIRES AT 10:00 A.M.
                        CENTRAL TIME, ON _________, 2000


  Questions? Please call our Stock Information Center at (800) 580-0029, Monday through Friday, 9:00 a.m. to 4:00 p.m.





THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

---------------
NOTE:  We do not expect to use this.

TOMBSTONE NEWSPAPER ADVERTISEMENT  (OPTIONAL)





                         BANK MUTUAL CORPORATION [LOGO]
                    (HOLDING COMPANY FOR MUTUAL SAVINGS BANK)



                             UP TO 7,178,464 SHARES
                                  COMMON STOCK




                                      PRICE
                                $10.00 PER SHARE



Bank Mutual Corporation is conducting its initial public offering of common stock. Shares may be purchased directly from Bank Mutual Corporation during the offering period.

This offering expires at 10:00 a.m. Central Time, on ________, 2000.

To receive a copy of the Prospectus, call our Stock Information Center at (800) 580-0029, Monday through Friday, 9:00 a.m. to 4:00 p.m.




                           MUTUAL SAVINGS BANK [LOGO]





THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

PROXYGRAM LETTER
                                 R E M I N D E R

                          WE REQUEST YOUR PROMPT VOTE!

Our records indicate that we have not received the Proxy Card(s) mailed to you recently in a large white envelope containing a Proxy Statement and Questions & Answers Brochure. If you recently mailed your Proxy Card(s), please accept our thanks and disregard this request.

Please note:

o    NOT VOTING HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

o    VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

o PLEASE VOTE AND SIGN THE ENCLOSED REPLACEMENT PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

o    WE HOPE YOU WILL VOTE YOUR PROXY CARD "FOR" THE PLAN.

      IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE
                 EACH PROXY CARD RECEIVED. NONE ARE DUPLICATES!

                                   QUESTIONS?

              Please call our Information Center at (800) 580-0029, Monday through Friday, 9:00 a.m. to 4:00 p.m., Central Time.


                           MUTUAL SAVINGS BANK [LOGO]

---------------
NOTE: A different version may be created for a second proxygram mailing. Printed on canary yellow 8-1/2" x 11" paper.

STOCKGRAM CARD (OPTIONAL)



Front of card:
--------------------------------------------------------------------------------

Bank Mutual Corporation [logo]              STOCKGRAM
                                            Time is running out for you
                                            to purchase stock in Bank
                                            Mutual's offering of common stock.


           THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PARTICIPATE IN
       OUR OFFERING EXPIRES AT 10:00 A.M. CENTRAL TIME, ON ________, 2000.

If you need another Prospectus and Stock Order Form or if you have questions, please call our Stock Information Center at (800) 580-0029, from 9:00 a.m. to 4:00 p.m., Central Time, Monday through Friday.

If you have already placed a stock order, please disregard this reminder.



THIS NOTICED IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

--------------------------------------------------------------------------------



Back of card:
-------------
Mutual Savings Bank return address; customer name(s) and address imprinted; pre-paid postage permit information.


--------------
NOTE: 4-1/2" x 6" card, printed on blue paper. Addressed on other side, with 1st class indicia.

VOTE - BANK STATEMENT REMINDER CLAUSE (OPTIONAL)



In late August, you may have received a large envelope containing proxy cards to be used to vote on Mutual Savings Bank's Plan of Restructuring. If you received cards, but have not mailed them back, please do so. If you have questions about voting, call our Information Center, (800) 580-0029, Monday through Friday, 9:00 a.m. to 4:00 p.m., Central Time. Thank you.

---------------
NOTE: This can be printed in a "notice" space on September bank statement cycles.

[RYAN, BECK "BROKER DEALER" LETTER -- RYAN, BECK LETTERHEAD]









Dear Sir/Madam:

At the request of Bank Mutual Corporation, we are enclosing materials regarding the offering of Bank Mutual Corporation common stock. We have included in the package a Prospectus and Questions & Answers Brochure describing the stock offering. Ryan, Beck & Co., Inc. has been retained by Bank Mutual Corporation as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,

Ryan, Beck & Co.









THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-----------------------------
NOTE: To accompany, not replace, one of the preceding letters for prospects in states where the offer must be made by a broker-dealer.

PLAN REQUEST CARD



                       PLAN OF RESTRUCTURING REQUEST CARD

I am interested in receiving a copy of Mutual Savings Bank's Plan of Restructuring and its exhibits. Please mail a copy to me at the address below.

Questions? Contact our Information Center at (800) 580-0029, from 9:00 a.m. to 4:00 p.m. Central Time, Monday through Friday.

THIS CARD IS NEITHER AN OFFER TO SELL NOR A SOLICITATION TO BUY COMMON STOCK.

THIS REQUEST CARD MUST BE RECEIVED BY MUTUAL SAVINGS BANK BY SEPTEMBER ___, 2000. PLEASE PRINT CLEARLY - THIS WILL BE YOUR MAILING LABEL.



----------------------------------------
Name

----------------------------------------
Address

----------------------------------------
City, State, Zip


(---) --- -----            (---) --- -----
Evening Phone              Daytime Phone



---------------
NOTE: This is a 4-1/2x 6" card printed on white paper, with the bank's business reply on the other side.

Q & A BROCHURE






Front Cover:

                              - - - - - - - - - - -




                                    QUESTIONS
                                        &
                                     ANSWERS

                     about proxy voting and stock purchases


                              - - - - - - - - - - -



                               BANK MUTUAL [LOGO]

Inside Cover:

THIS PAMPHLET WILL ANSWER QUESTIONS ABOUT (1) THE RESTRUCTURING OF MUTUAL SAVINGS BANK INTO THE MUTUAL HOLDING COMPANY FORM OF CORPORATE ORGANIZATION (THE "RESTRUCTURING"), (2) THE SALE OF COMMON STOCK OF BANK MUTUAL CORPORATION (THE "OFFERING") AND (3) THE ACQUISITION OF FIRST NORTHERN CAPITAL CORP. AND ITS SUBSIDIARY, FIRST NORTHERN SAVINGS BANK (THE "MERGER"). IF YOU HAVE FURTHER QUESTIONS, CALL OUR STOCK INFORMATION CENTER AT (800) 580-0029.

PLEASE READ THE ENCLOSED PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER, SEE "RISK FACTORS" IN THE PROSPECTUS.

                                        -
================================================================================
BACKGROUND
================================================================================
The board of directors of Mutual Savings Bank ("Mutual Savings") unanimously adopted a Plan of Restructuring, whereby Mutual Savings will change its legal form of organization from a mutual (meaning no stock outstanding) to a stock savings bank. Also in connection with the Restructuring, we have formed two holding companies. Bank Mutual Corporation ("Bank Mutual"), a stock holding company, will own all of Mutual Savings' outstanding stock. Mutual Savings Bancorp, MHC, a mutual holding company, will own 50.1% of Bank Mutual's outstanding stock; the remaining 49.9% will be held by public shareholders.

Simultaneously with the Restructuring, Bank Mutual will complete two other transactions - a stock offering and the acquisition of First Northern Capital Corp. and its subsidiary, First Northern Savings Bank ("First Northern Savings"). Bank Mutual is now conducting its initial public offering of common stock. In addition to the shares sold to investors in the Offering, Bank Mutual common stock will be issued to the shareholders of First Northern Capital Corp. in connection with its acquisition by Bank Mutual. Upon completion of the Merger, Bank Mutual will own all of the outstanding stock of First Northern Savings.

See p.___ of the Prospectus for a diagram of our corporate structure after the Restructuring, Offering and Merger. The Restructuring, Offering and Merger are interdependent; one transaction will not occur without the others.

                                        -
================================================================================
GENERAL
================================================================================

Q.   WHAT IS BANK MUTUAL CORPORATION?
     [Update with June data.]

A. Bank Mutual, headquartered in Milwaukee, Wisconsin, is a newly-formed company which is conducting the Offering in connection with the corporate restructuring of Mutual Savings. Mutual Savings conducts banking business through 51 branches located primarily in southeastern, south central and western Wisconsin. At June 30, 2000, Mutual Savings had assets and equity of $1.8 billion and $167.6 million, respectively.

     After the Restructuring, Offering and Merger, Bank Mutual will be the parent company for Mutual Savings and for First Northern Savings and will be the 5th largest financial institution holding company headquartered in Wisconsin.

Q.   WHAT IS FIRST NORTHERN CAPITAL CORP.?
A. It is a shareholder-owned company, headquartered in Green Bay, Wisconsin. Its subsidiary, First Northern Savings, conducts banking business through 19 branches located in northeastern Wisconsin. At June 30, 2000, First Northern Capital Corp. had consolidated assets and equity of $____ million and $____ million, respectively.

Q.   WHAT ARE SOME EXPECTED BENEFITS OF THE RESTRUCTURING?
A. By implementing the Plan of Restructuring, we will be organized in the stock form, a corporate structure used by most businesses, including many savings banks. This structure will increase our operating flexibility, allowing us to better compete with other financial institutions and more easily take advantage of business opportunities. The Restructuring is necessary in order to provide Bank Mutual stock to be sold in the Offering and to be used as part of the consideration in the Merger. In effecting the Restructuring, we will maintain our ability to remain independent and community-oriented, because a majority of Bank Mutual's stock will be controlled by Mutual Savings Bancorp, MHC, rather than being held by public shareholders.

Q.   WHAT ARE SOME EXPECTED BENEFITS OF THE MERGER?
A.   Our board of directors believes that benefits include:

     o allowing our organization to enter a contiguous, growing market through acquiring an established, attractive banking franchise;

     o combining two financial institutions with complementary business focuses;

     o over time, achieving benefits of increased size, including expanding our product line and eliminating duplicative costs.

Q.   WILL I SEE CHANGES AT MUTUAL SAVINGS?
A.   It will be business as usual.

     o Mutual Savings Bank's name will not change, and our management and staff will continue to serve you in the same offices.

     o We expect that First Northern Savings will retain its name and operate separately from Mutual Savings following the Merger.

Q. WILL THE RESTRUCTURING AND MERGER HAVE AN EFFECT ON MY MUTUAL SAVINGS DEPOSITS OR LOAN ACCOUNTS?
A. No. The amount, interest rate, account number and other terms of deposit accounts will not change due to the Restructuring and Merger. Deposit accounts will continue to be insured by the FDIC up to applicable limits. Likewise, the loan accounts and rights of borrowers will not be affected.

Q.   HOW MUCH COMMON STOCK IS BEING ISSUED?
A. Bank Mutual is offering for sale between 4,633,564 and 7,178,464 shares of common stock, subject to an increase to 8,641,781 shares, at a price of $10 per share. The offering range is based on an independent appraisal of the pro forma market value of the common stock, assuming completion of the Offering and the Merger. See the Prospectus section entitled "Stock Pricing and Number of Shares to be Issued" for more information about the appraisal.

     In addition to shares issued in the Offering, shares will be issued in connection with the Merger. Together, the amount of shares sold in the stock offering and issued to First Northern Capital Corp. shareholders will represent 49.9% of the outstanding stock of Bank Mutual. The remaining 50.1% of the outstanding stock will be owned by Mutual Savings Bancorp, MHC.

Q.   ARE THE RESTRUCTURING, OFFERING AND MERGER INTERDEPENDENT?
A.   Yes. We will not complete one transaction without completing the others.

                                        -
================================================================================
THE PROXY VOTE
================================================================================

                       YOUR VOTE IS VERY IMPORTANT TO US.
                    PLEASE PROMPTLY MAIL YOUR PROXY CARD(S)!


Q.   WHY SHOULD I VOTE ON THE PLAN OF RESTRUCTURING?
A. You are not required to vote, but regulations require that we solicit your vote. Not voting must be treated the same as voting AGAINST the Plan. The Restructuring cannot be completed without the affirmative vote of a majority of all votes cast. If the Restructuring cannot be completed, we will not proceed with the Merger. For complete details of the Restructuring, read the Proxy Statement mailed to depositors eligible to vote on the Plan.

     IMPLEMENTING THE PLAN WILL NOT RESULT IN CHANGES TO YOUR MUTUAL SAVINGS DEPOSIT OR LOAN ACCOUNTS.

     VOTING ON THE PLAN DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN THE OFFERING.

Q.   HOW DO I VOTE?
A. Mark your vote, sign and return the Proxy Card(s) using the Proxy Reply Envelope provided. PLEASE RETURN YOUR CARD(S) PROMPTLY! THE MEMBERS OF OUR BOARD OF DIRECTORS HOPE YOU WILL JOIN THEM IN VOTING IN FAVOR OF THE PLAN.

Q.   HOW MANY VOTES ARE AVAILABLE TO ME?
A. Each depositor of Mutual Savings as of _____, 2000 is entitled to one vote for each $100 on deposit at that date. Proxy Cards are not imprinted with the applicable number of votes. However, votes will be tallied automatically by computer upon receipt of the returned Proxy Cards.

Q.   WHY DID I RECEIVE SEVERAL PROXY CARDS?
A. If you had more than one deposit account at Mutual Savings on ______, 2000, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. THERE ARE NO DUPLICATE CARDS - PLEASE PROMPTLY COMPLETE AND MAIL US ALL OF THE CARDS THAT WE SENT TO YOU.

Q.   WHO MUST SIGN PROXY CARDS FOR TRUST OR CUSTODIAN ACCOUNTS?
A.   The trustee or custodian, not the beneficiary, must sign.

Q.   I HAVE A JOINT SAVINGS ACCOUNT. MUST BOTH PARTIES SIGN THE CARD?
A.   Yes. Please be sure all joint accountholders sign.

                                       -
================================================================================
THE OFFERING
================================================================================
THE OFFERING INCLUDES A SUBSCRIPTION OFFERING AND A COMMUNITY OFFERING.

Q.   WHO MAY PURCHASE BANK MUTUAL COMMON STOCK IN THE OFFERING?
A. No one is obligated to buy stock, but eligible depositors of Mutual Savings have priority subscription rights to subscribe for Bank Mutual common stock during the Offering period. Subscription rights have been granted, in order of priority, to: (1) depositors of Mutual Savings with aggregate deposits of $50 or more on January 31, 1999; (2) Bank Mutual's Employee Stock Ownership Plan; (3) depositors with aggregate deposits of $50 or more on June 30, 2000; (4) depositors on ______, 2000; (5) directors, officers and employees of Mutual Savings who are not eligible in one of the previous categories.

     If any shares remain unsubscribed in the subscription offering, Bank Mutual may sell shares to the public, with a preference to residents of the counties in which Mutual Savings or First Northern Savings maintains branch offices. The counties are listed on p. ___ of the Prospectus. The community offering may be conducted during or after the subscription offering.

Q. AS AN ELIGIBLE DEPOSITOR OF MUTUAL SAVINGS AT JANUARY 31, 1999, JUNE 30, 2000 OR _______, 2000, MAY I REGISTER STOCK SHARES IN SOMEONE ELSE'S NAME?
A. No. On your Stock Order Form, you must register in the name or names of deposit account holders at the applicable date. You may not add names of non-account holders or depositors eligible only at a later date.

Q.   ARE MY SUBSCRIPTION RIGHTS AS AN ELIGIBLE DEPOSITOR TRANSFERABLE?
A. No. Any attempt to transfer subscription rights to any other person is illegal and subject to fines. Bank Mutual intends to prosecute any attempt to transfer subscription rights. If anyone offers to give you money to buy stock in your name, in exchange for later transferring the stock or requests to share in cash proceeds upon your future sale of Bank Mutual stock, please inform our Stock Information Center at the number shown below.

Q.   WHAT IS THE PRICE PER SHARE IN THE OFFERING?
A. The stock is offered at $10 per share. All purchasers, including Mutual Savings' directors, officers and employees, will pay the same price per share. NO COMMISSION WILL BE CHARGED TO THOSE WHO PURCHASE STOCK IN THE OFFERING.

Q.   WILL MANAGEMENT OF MUTUAL SAVINGS PURCHASE SHARES?
A. Yes. Reflecting their commitment to our future, Mutual Savings' 11 executive officers and directors and their associates expect to purchase an aggregate of _______ shares in the Offering.

Q.   HOW DO I PURCHASE COMMON STOCK IN THE OFFERING?
A. Complete the Stock Order Form and submit it, with payment, so that it is received by 10:00 a.m. Central Time, on ______, 2000. Orders may not be changed and are not cancelable. Payment may be made by personal check, bank check, money order or by authorization of withdrawal from your savings or certificate of deposit accounts at Mutual Savings. (If you wish to use IRA funds, see the discussion below). ANY APPLICABLE PENALTY FOR EARLY WITHDRAWAL FROM A CERTIFICATE OF DEPOSIT TO PURCHASE STOCK IN THE OFFERING WILL BE WAIVED. Authorized withdrawals will not be made until the completion of the Offering, but the designated funds will not be available to you for withdrawal in the interim.

Q.   MAY I USE MY IRA TO PURCHASE THE COMMON STOCK?
A. Yes. However, stock shares purchased with retirement (or "tax-qualified") funds must be held in self-directed retirement accounts. By regulation, Mutual Savings' IRAs are not self-directed. In order to purchase shares using funds in a Mutual Savings IRA, you will need to transfer the IRA (or the portion necessary to pay for the shares) to an independent trustee, such as a brokerage firm, that offers self-directed retirement accounts. BECAUSE INDIVIDUAL SITUATIONS VARY AND PROCESSING TAKES TIME, WE RECOMMEND THAT YOU CONTACT THE STOCK INFORMATION CENTER BY ____, 2000 FOR ASSISTANCE WITH PURCHASES USING YOUR MUTUAL SAVINGS IRA OR ANOTHER RETIREMENT ACCOUNT THAT YOU MAY HAVE. Whether you may use such funds for the purchase of shares in the Offering may depend on timing constraints and, possibly, the institution where the funds are currently held.

Q.   HOW MAY I DELIVER MY STOCK ORDER FORM?
A. Delivery may be made by (1) mailing the Stock Order Form in the Order Reply Envelope provided in your stock offering materials, (2) overnight delivery of the Stock Order Form to the address indicated on the back of the Stock Order Form or (3) hand-delivery to our Stock Information Center, located at our executive offices, 4949 West Brown Deer Road, Milwaukee. Please do not deliver Stock Order Forms to our branches.

Q. WHAT ARE THE MINIMUM AND MAXIMUM NUMBER OF SHARES THAT I MAY ORDER IN THE OFFERING?
A. The minimum purchase is 25 shares. No eligible depositor may purchase more than $800,000 (80,000 shares) of common stock in the subscription offering or in the community offering. Further, no one, together with associates or persons acting in concert, may purchase more than $1,000,000 of common stock in all categories of the Offering, combined.

Q.   WHEN DOES THE OFFERING PERIOD END?
A. The deadline for receipt of completed Stock Order Forms is 10:00 a.m. Central Time, on _______, 2000.

Q.   WILL I RECEIVE INTEREST ON STOCK PURCHASE FUNDS?
A. Yes. Funds that you submit by check or money order will be immediately cashed and will earn interest at Mutual Savings' passbook savings rate from the date received until the completion of the Offering. At that time, a check will be mailed to you reflecting interest earned. With respect to an account withdrawal for the purchase of stock, interest will continue to accrue in the account at its contractual rate until the funds are withdrawn, at the completion of the Offering.

Q. CAN MY LOCAL MUTUAL SAVINGS BRANCH ASSIST ME WITH PURCHASING SHARES OR COMPLETING MY STOCK ORDER FORM?
A. No. Our branch personnel may not, by law, assist with investment-related questions about the Offering. We have established a Stock Information Center that is staffed by registered representatives able to assist you. The Stock Information Center can be reached at the number shown below.

Q.   MAY I OBTAIN A LOAN OR LINE OF CREDIT FROM MUTUAL SAVINGS TO PAY FOR MY
     STOCK?
A. No. Regulations do not allow Mutual Savings to make loans for this purpose, but other financial institutions may be willing to make such a loan.

Q.   WILL THE COMMON STOCK BE INSURED BY THE FDIC?
A. No. Common stock is not a deposit and cannot be insured or guaranteed by the FDIC or any other government agency. The trading price of common stock may fluctuate, so common stock is subject to investment risk, including total loss of principal invested.

Q.   WHAT WILL HAPPEN IF ORDERS ARE RECEIVED FOR MORE STOCK THAN IS AVAILABLE?
A. Shares will be allocated as described in the Prospectus section entitled "Limitations on Common Stock Purchases". If we do not fill an order (either wholly or in part), funds submitted but not used will be refunded, with interest, and withdrawal authorizations will be cancelled to the extent not used.

                                        -
================================================================================
AFTER THE OFFERING
================================================================================

Q.   WHEN WILL I RECEIVE MY STOCK CERTIFICATE?
A. The stock will commence trading, and stock certificates will be mailed to investors, as soon as practicable after the Offering is completed. Please be aware that you may not be able to sell the shares that you purchased until you have received a stock certificate.

Q.   WILL DIVIDENDS BE PAID ON BANK MUTUAL STOCK?
A. We anticipate that Bank Mutual will pay an annual cash dividend of $0.28 per share, payable quarterly at $.07 per share, starting the first quarter after the completion of the Offering. There can be no assurance that dividends will be paid or that they will not subsequently be reduced or eliminated. The Bank Mutual board of directors will make a decision quarterly concerning whether to pay dividends and, if so, the dividend amount.

Q.   HOW MAY I PURCHASE OR SELL BANK MUTUAL STOCK SHARES IN THE FUTURE?
A. You may purchase or sell shares through your stockbroker or a discount brokerage firm. The stock will trade on the Nasdaq National Market, under symbol "BKMU". There can be no assurance, however, that an active and liquid market for the common stock will develop, and there can be no assurance that you will be able to sell shares at or above the $10 per share purchase price paid in the Offering.



                                        -
                              ADDITIONAL QUESTIONS?
                    PLEASE CALL OUR STOCK INFORMATION CENTER
                                 (800) 580-0029
        FROM 9:00 A.M. TO 4:00 P.M., CENTRAL TIME, MONDAY THROUGH FRIDAY

THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNT OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          BANK MUTUAL CORPORATION LOGO                       FOR INTERNAL USE
                STOCK ORDER FORM (Instructions on Reverse Side)          -----------------------
                                                                            Date Rec'd
                                                                         -----------------------
                                                                             Batch No.
                                                                         -----------------------
                                                                             Order No.
                                                                         -----------------------
                                                                              Cat. No.
                                                                         -----------------------

DEADLINE AND DELIVERY
--------------------------------------------------------------------------------
EXPIRATION DATE: 10:00 a.m., CENTRAL TIME, on       , 2000, unless extended.
This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline. Delivery will only be accepted by the return envelope provided, or by overnight delivery to the address on the reverse side of this Form. Stock Order Forms may also be hand-delivered to our Stock Information Center, located at our corporate headquarters, at the address on the reverse side of this Form. Stock Order Forms may not be delivered to Mutual Savings Bank branch offices. PHOTOCOPIES AND FACSIMILES OF STOCK ORDER FORMS WILL NOT BE ACCEPTED.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        YOU MUST PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS.
--------------------------------------------------------------------------------

-----------------------------------------                (1) SHARES REQUESTED
                                                         ------------------------------------------------------
 PRE-PRINTED CUSTOMER(S) NAME & ADDRESS                  Number of Shares   Price per         Amount Due
                                                                                Share
              RECORD CODES                                                  X  $10.00    =

                                                           (25 share minimum. See reverse side for maximum
-----------------------------------------                              purchase limitations.)
                                                         ------------------------------------------------------
(2) METHOD OF PAYMENT                                    (3) PURCHASER INFORMATION (Check the ONE box
(Cash and wires will not be accepted)                        which applies)
-----------------------------------------                ------------------------------------------------------
   [ ] CHECK OR MONEY ORDER PAYMENT                      [ } ELIGIBLE ACCOUNT HOLDER -- You were a Mutual
Enclosed is/are personal check(s), bank                      Savings Bank depositor with an aggregate of at
check(s) or money order(s) payable to                        least $50 on deposit on JANUARY 31, 1999.
MUTUAL SAVINGS BANK totaling:                                In the spaces below, list all accounts you had at
                                                             that eligibility date.
CHECKS WILL BE CASHED UPON RECEIPT --                    [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER -- You are
FUNDS MUST BE AVAILABLE.                                     not an Eligible Account Holder, but you were a
                                                             Mutual Savings Bank depositor with an aggregate
   [ ] PAYMENT BY ACCOUNT WITHDRAWAL                         of at least $50 on deposit on JUNE 30, 2000. In
The undersigned authorizes withdrawal                        the spaces below, list all accounts you had at
from the Mutual Savings Bank savings or                      that eligibility date.
certificate of deposit account(s)                        [ ] OTHER MEMBER -- You do not qualify as either of
listed below. RETIREMENT ACCOUNTS                            the above, but you were a Mutual Savings Bank
(I.E., IRA) AND REGULAR CHECKING AND                         depositor,         , 2000.
MONEY MARKET CHECKING ACCOUNTS MAY NOT                   [ ] You do not qualify in the Subscription Offering
BE DESIGNATED FOR WITHDRAWAL.                                as any of the above.

There will be no early withdrawal                        ACCOUNT TITLE/NAME(S)                ACCOUNT NUMBER
penalty for accounts listed below.                       ON ELIGIBILITY DATE
                                                         ------------------------------------------------------

                                                         ------------------------------------------------------

For Internal Use  Account Number  Amount                 If additional space is needed, attach a separate page.
-----------------------------------------                 Failure to complete this section, or completing it
                                                          incorrectly, may result in a loss of part or all of
----------------                                                        your stock allocation.
----------------                                         ------------------------------------------------------
----------------                                         ------------------------------------------------------
----------------                                         (4) MUTUAL SAVINGS BANK MANAGEMENT & EMPLOYEES
----------------
-----------------------------------------                [ ] Check here if you are a Mutual Savings Bank
                 TOTAL WITHDRAWAL(S):                        director, officer or employee.
                                                         [ ] Check here if you are member of the immediate
 FUNDS AUTHORIZED ABOVE MUST BE IN THE                       family (definition on reverse side) of a
       ACCOUNT AND AVAILABLE                                 Mutual Savings Bank director, officer or employee.
    WHEN THIS FORM IS SUBMITTED.
-----------------------------------------                ------------------------------------------------------

(5) STOCK REGISTRATION (PRINT clearly and provide all information, which will be used for stock certificate delivery and future mailings).


----------------------------------------------------------------   ----------------------------------------------------------------
(First Name, Middle Initial, Last Name)                            Social Security No./Tax ID No.
                                                                              (Certificate will show only this number)

----------------------------------------------------------------   ----------------------------------------------------------------
(First Name, Middle Initial, Last Name)                            Social Security No./Tax ID No.

----------------------------------------------------------------   ----------------------------------------------------------------
(Street Address)                                                   (Daytime Phone Number)

----------------------------------------------------------------   ----------------------------------------------------------------
(City, State, Zip Code)                                            (Evening Phone Number)

(6) FORM OF STOCK OWNERSHIP (Check one -- See ownership definitions on reverse side).

-----------------------------------------------------------------------------------------------------------------------------------
[ ] Individual            [ ] Joint Tenants             [ ] Tenants in Common         [ ] Trust (Under Agreement Dated _________)

[ ] Corporation           [ ] Partnership               [ ] Uniform Gift to Minors    [ ] Other  _______________________________
-----------------------------------------------------------------------------------------------------------------------------------
FOR BROKER USE ONLY:                [ ] IRA                  Social Security # of Beneficial Owner:     [     ]-[     ]-[     ]
-----------------------------------------------------------------------------------------------------------------------------------

(7) NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION (Check only if applicable)

--------------------------------------------------------------------------------
[ ] Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for a period of three months following issuance and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.
--------------------------------------------------------------------------------

(8) ACKNOWLEDGEMENT AND SIGNATURE
--------------------------------------------------------------------------------
I acknowledge receipt of the Prospectus dated __________, 2000 and that I have read the conditions described therein, including the section titled "Risk Factors". The undersigned agrees that after receipt by Bank Mutual Corporation, this Stock Order Form may not be modified or withdrawn without Bank Mutual Corporation's consent, and if withdrawal from a Mutual Savings Bank account has been authorized, the amount shall not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided are true, correct and complete,
(2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [CROSS OUT (3) if you have been notified by the IRS that you are subject to backup withholding]. The undersigned acknowledges that the shares of common stock are not savings accounts or deposits, and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION RIGHTS PERTAIN TO THOSE ELIGIBLE TO SUBSCRIBE IN THE SUBSCRIPTION OFFERING. THE PLAN OF RESTRUCTURING AND APPLICABLE LAW AND REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING STOCK TO THE ACCOUNT OF ANOTHER. BANK MUTUAL CORPORATION WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT MANAGEMENT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND WILL NOT HONOR ORDERS KNOWN TO INVOLVE SUCH TRANSFER.

ONE SIGNATURE REQUIRED, UNLESS PART 2 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.


----------------------------------------------------------------   ----------------------------------------------------------------
Signature                                Date                      Signature                                Date

--------------------------------------------------------------------------------

                         ORDER NOT VALID UNLESS SIGNED
                         ------------------------------

QUESTIONS? SEE INSTRUCTIONS ON REVERSE SIDE OF THIS FORM, OR CALL THE STOCK INFORMATION CENTER AT (800) 580-0029, MON.-FRI., 9:00 A.M. TO 4:00 P.M., CENTRAL TIME.

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the total amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering category, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder or Other Member is $800,000 (80,000 shares). In the Community Offering category, the maximum purchase by any person is $800,000. However, no person, together with associates and persons acting in concert with such person, may purchase, in all categories of the stock offering combined, an aggregate of more than $1,000,000. See the "Limitations on Common Stock Purchases" section of the Prospectus, page __ for a definition of "associates" and of "acting in concert". By signing this Stock Order Form you confirm that your order does not conflict with these purchase limitations.

(2) METHOD OF PAYMENT -- CHECKS/MONEY ORDERS: Make personal checks, bank checks or money orders payable to MUTUAL SAVINGS BANK. These funds will be cashed immediately against available funds. You will earn interest at Mutual Savings Bank's passbook savings rate from the time funds are received until the offering is completed. ACCOUNT WITHDRAWALS: List the savings or certificate of deposit account(s), and designate the amount to be withdrawn from each. A hold will immediately be placed on the amount(s) designated by you, and the funds held will be unavailable for withdrawal for other purposes. You will continue to earn interest at the contractual rate of the account(s), and early withdrawal penalties will be waived. You may not authorize withdrawal from regular checking and money market checking accounts. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT THE TIME THIS FORM IS SUBMITTED. Note:
Retirement accounts (such as IRAs) cannot be designated for withdrawal;
contact the Stock Information Center as soon as possible, but we recommend no later than _________, 2000, if you want to use funds in a Mutual Savings Bank retirement account (or other retirement account). Whether you may use such funds for the purchase of shares may depend on timing constraints and possibly, the institution where the funds are currently held. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.

(3) PURCHASER INFORMATION -- Purchase priorities are based on eligibility dates. There are three dates. Please check the one box that reflects the earliest date at which you had a deposit account. List the name(s) on the account(s) and the account number(s) at the applicable eligibility date. For example, if ordering in just your name, list all the accounts you had. This may include accounts on which you were a joint owner, your individual deposit accounts and your IRA. If ordering jointly, list the accounts in which either person had beneficial ownership. If purchasing shares for a minor, list only the minor's account(s). If purchasing shares for a corporate entity, list only that entity corporate accounts. If additional space is needed, attach a separate page. FAILURE TO COMPLETE THIS SECTION, COMPLETING IT INCORRECTLY OR OMITTING INFORMATION, CAN RESULT IN THE LOSS OF ALL OR PART OF YOUR STOCK ALLOCATION. See the section of the Prospectus entitled "The Offering", beginning on page __" for explanation of purchase priorities in the Subscription Offering and the Community Offering.

(4) MUTUAL SAVINGS BANK MANAGEMENT & EMPLOYEES -- If applicable, check the appropriate box. Immediate family includes spouse, parents, siblings and also children who live in the same house at the director, officer or employee.

(5) STOCK REGISTRATION -- Clearly print the name(s) and address in which you want to stock certificate registered and mailed. If you are ordering stock in the Subscription Offering as a Mutual Savings Bank (i) Eligible Account Holder as of 1/31/99; (ii) Supplemental Eligible Account Holder as of 6/30/00; or
(iii) Other Member as of __/__/__, you must register the stock only in the name(s) of the person(s)/entity(ies) with eligible accounts at the same date. Adding the name(s) of persons who were not deposit account holders, or were account holders only at a later eligibility date than checked in Section 3, will be a violation of your subscription rights and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS. Note: Purchase limitations apply to aggregate orders -- See Section 1, above.

(6) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations that we will use in the issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, avoid the use of two initials. Use first name, middle initial and last name. Check to one box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on 1/31/99, 6/30/00 or __/__/__.

BUYING STOCK JOINTLY: If registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying deposits at the same date (1/31/99, 6/30/00 or __/__/__) may be listed. Two alternatives exist when registering stock in more than one name:
     JOINT TENANTS -- Joint Tenancy with Right of Survivorship may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale or shares held in this manner.
     TENANTS IN COMMON -- Tenants in Common may also be specified to identify two or more owners. When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Gift to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the registration who is responsible for the investment until the minor reaches legal age (18 or 21 years of age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering the Subscription Offering, the minor must have had qualifying deposits at Mutual Savings Bank on 1/31/99, 6/30/00 or __/__/__.

How to complete Section 5 (Stock Registration) when buying stock for a minor:
On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number, do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan
A. Doe under the Wisconsin Uniform Transfers to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-WI.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at Mutual Savings Bank at 1/31/99, 6/30/00 or __/__/__.

BUYING STOCK THROUGH AN IRA: Stock may be purchased using self-directed Individual Retirement Accounts which have the ability to hold the securities, such as at a brokerage firm. Purchase of shares using such funds can only be made through a self-directed account, not through a Mutual Savings Bank IRA. We recommend that you contact the Stock Information Center by _____________, 2000, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at Mutual Savings Bank on 1/31/99, 6/30/00 or __/__/__.

FOR BROKER/TRUSTEE USE ONLY -- How to complete Section 5 (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line, indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example: "FBO JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:
o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation before the individual.

o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc.

o A description of the document governing the relationship (e.g. trust agreement or court order). Documentation may be required to register stock in a fiduciary capacity.

o The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

o The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(7) NASD AFFILIATION -- If applicable, check the box.

(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this Form before signing. Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section 2 (Method of Payment) includes authorization to withdraw from a Mutual Savings Bank deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., include your title. If exercising a Power of Attorney ("POA"), submit a copy of the POA agreement with this Form.

                      WE HAVE ENCLOSED A RETURN ENVELOPE.

                        ADDRESS OVERNIGHT DELIVERIES TO:
      Mutual Savings Bank, 4949 West Brown Deer Road, Milwaukee, WI 53223
                         Attn: Sock Information Center

        QUESTIONS? Call the Stock Information Center at (800) 580-0029, Monday through Friday, from 9:00 a.m. to 4:00 p.m., Central Time.